Exhibit 4(f)
$215,000,000

215,000 Units

consisting of

$480 principal amount of 12% Senior Secured Notes due 2015 of
STRATUS TECHNOLOGIES BERMUDA LTD.

and

$520 principal amount of 12% Senior Secured Notes due 2015 of
STRATUS TECHNOLOGIES, INC.
REGISTRATION RIGHTS AGREEMENT
April 8, 2010
JEFFERIES & COMPANY, INC.
520 Madison Avenue
New York, New York 10022
Ladies and Gentlemen:
     Stratus Technologies Bermuda Ltd., a company formed under the laws of Bermuda (the “Bermuda Issuer”) and Stratus Technologies, Inc., a Delaware corporation (the “U.S. Issuer” and, together with the Bermuda Issuer, the “Issuers”) are issuing and selling to Jefferies & Company, Inc. (the “Initial Purchaser”), upon the terms set forth in the Purchase Agreement dated March 31, 2010 (the “Purchase Agreement”), by and among the Issuers, the Initial Purchaser and the guarantors named therein (each such entity, a “Guarantor”), 215,000 Units (each a “Unit” and, collectively, the “Units”), each Unit consisting of $480 principal amount of 12% Senior Secured Notes due 2015 issued by the Bermuda Issuer (the “Bermuda Issuer Notes”) and $520 principal amount of 12% Senior Secured Notes due 2015 issued by the U.S. Issuer (the “U.S. Issuer Notes” and together with the Bermuda Issuer Notes, the “Notes”). For purposes of this Agreement, Units shall exclude the 20.61 ordinary shares of Stratus Technologies Bermuda Holdings Ltd. (“Holdings”) and 4.69 preference shares of Holdings (collectively, the “Equity Shares”) that were offered in connection with the issuance and sale of the Notes. As an inducement to the Initial Purchaser to enter into the Purchase Agreement, each of the Issuers and the subsidiary guarantors listed in the signature pages hereto agree with the Initial Purchaser, for the benefit of the Holders (as defined below) of the Units (including, without limitation, the Initial Purchaser), as follows:
1.	Definitions
     Capitalized terms that are used herein without definition and are defined in the Purchase Agreement shall have the respective meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:
     Additional Interest: See Section 4(a).
     Advice: See Section 5(w).
     Agreement: This Registration Rights Agreement, dated as of the Closing Date, between the Issuers and the Initial Purchaser.

     Applicable Period: See Section 2(e).
     Business Day: A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.
     Closing Date: April 8, 2010.
     Collateral Documents: Shall have the meaning set forth in the Indenture.
     Day: Unless otherwise expressly provided, a calendar day.
     Effectiveness Date: The 420th day after the Closing Date.
     Effectiveness Period: See Section 3(a).
     Event Date: See Section 4(b).
     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     Exchange Bermuda Issuer Notes: The 12% senior secured notes due 2015 of the Bermuda Issuer, identical in all material respects to the Bermuda Issuer Notes, including the guarantees endorsed thereon, except for references to series and restrictive legends.
     Exchange Notes: The Exchange Bermuda Issuer Notes and Exchange U.S. Issuer Notes.
     Exchange Offer: See Section 2(a).
     Exchange Registration Statement: See Section 2(a).
     Exchange Units: The units, each consisting of $480 principal amount of Exchange Bermuda Issuer Notes and $520 principal amount of Exchange U.S. Issuer Notes, identical in all material respects to the Units, except for references to series and restrictive legends.
     Exchange U.S. Issuer Notes: The 12% senior secured notes due 2015 of the U.S. Issuer, identical in all material respects to the U.S. Issuer Notes, including the guarantees endorsed thereon, except for references to series and restrictive legends.
     Filing Date: The 300th day after the Closing Date.
     FINRA: Financial Industry Regulatory Authority, Inc.
     Guarantor: See the introductory paragraph to this Agreement.
     Holder: Any beneficial holder of Registrable Units.
     Indemnified Party: See Section 7(c).
     Indemnifying Party: See Section 7(c).

     Indenture: The Indenture, dated as of the Closing Date, among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.
     Initial Purchaser: See the introductory paragraph to this Agreement.
     Initial Shelf Registration: See Section 3(a).
     Inspectors: See Section 5(o).
     Issuers: See the introductory paragraph to this Agreement.
     Lien: Shall have the meaning set forth in the Indenture.
     Losses: See Section 7(a).
     Notes: See the introductory paragraph to this Agreement.
     Participating Broker-Dealer: See Section 2(e).
     Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.
     Private Exchange: See Section 2(f).
     Private Exchange Notes: See Section 2(f).
     Private Exchange Units: See Section 2(f).
     Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Units covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
     Purchase Agreement: See the introductory paragraph to this Agreement.
     Records: See Section 5(o).
     Registrable Units: (1) Each Unit until the earliest to occur of:
     (a) the date on which such Unit is exchanged in the Exchange Offer for an Exchange Unit which is entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act;
     (b) the date on which such Unit has been disposed of in accordance with a Shelf Registration Statement; and

     (c) the date on which such Unit is distributed to the public pursuant to Rule 144 under the Securities Act; and
     (2) Each Exchange Unit held by a Participating Broker-Dealer until the date on which such Exchange Unit is disposed of by a Participating Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Registration Statement (including the delivery of the prospectus contained therein).
     Registration Statement: Any registration statement of the Issuers and the Guarantors filed with the SEC under the Securities Act (including, but not limited to, the Exchange Registration Statement, the Shelf Registration and any subsequent Shelf Registration) that covers any of the Registrable Units pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
     Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer or such securities being free of the registration and prospectus delivery requirements of the Securities Act.
     Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.
     Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     Rule 430A: Rule 430A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     SEC: The Securities and Exchange Commission.
     Securities: The Notes, the Exchange Notes, the Private Exchange Notes, the Units, the Exchange Units and the Private Exchange Units.
     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
     Separation Event: Shall have the meaning set forth in the Indenture.
     Shelf Notice: See Section 2(j).
     Shelf Registration: See Section 3(b).
     Subsequent Shelf Registration: See Section 3(b).
     TIA: The Trust Indenture Act of 1939, as amended.
     Trustee: The trustee under the Indenture.
     Underwritten Registration or Underwritten Offering: A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

2.	Exchange Offer
(a)	Unless the Exchange Offer would not be permitted by applicable laws or a policy of the SEC, the Issuers shall (and shall cause each Guarantor to) (i) prepare and file with the SEC not later than the Filing Date, a registration statement (the “Exchange Registration Statement”) on an appropriate form under the Securities Act with respect to an offer (the “Exchange Offer”) to the Holders of Registrable Units to issue and deliver to such Holders, in exchange for the Units, a like principal amount of Exchange Units, (ii) use commercially reasonable efforts to cause the Exchange Registration Statement to become effective no later than the Effectiveness Date, (iii) use it commercially reasonable efforts to keep the Exchange Registration Statement effective until the consummation of the Exchange Offer in accordance with its terms, and (iv) commence the Exchange Offer and use commercially reasonable efforts to issue on or prior to 30 Business Days after the date on which the Exchange Registration Statement is declared effective, Exchange Units in exchange for all Units validly tendered prior thereto in the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC and that there has been no action or proceeding instituted or threatened by any governmental agency with respect to the Exchange Offer.

(b)	The Exchange Notes shall be issued under, and entitled to the benefits of, (i) the Indenture and (ii) the Collateral Documents.

(c)	Interest on the Exchange Notes and Private Exchange Notes will accrue from the last interest payment due date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes. Each Exchange Note and Private Exchange Note shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes from time to time during such period.

(d)	The Issuers may require each Holder as a condition to participation in the Exchange Offer to represent (i) that any Exchange Units received by it will be acquired in the ordinary course of business, (ii) that at the time of the commencement and consummation of the Exchange Offer such Holder has not entered into any arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Units in violation of the provisions of the Securities Act, (iii) that if such Holder is an “affiliate” of any of the Issuers within the meaning of Rule 405 of the Securities Act, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Units and (v) if such Holder is a Participating Broker-Dealer, that it will deliver a Prospectus in connection with any resale of the Exchange Units.

(e)	The Issuers shall (and shall cause each Guarantor to) include within the Prospectus contained in the Exchange Registration Statement a section entitled “Plan of Distribution” which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Units received by such broker-dealer in the Exchange Offer for its own account in exchange for Units that were acquired by it as a result of market-making or other trading activity (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the judgment of the

Issuers with advice of counsel, represent the prevailing views of the staff of the SEC. Such “Plan of Distribution” section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Units. The Issuers shall use commercially reasonable efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time, subject to the limitations herein, as such Persons must comply with such requirements in order to resell the Exchange Units (the “Applicable Period”).

(f)	If, upon consummation of the Exchange Offer, the Initial Purchaser holds any Units acquired by it and having the status of an unsold allotment in the initial distribution, the Issuers (upon the written request from the Initial Purchaser) shall, simultaneously with the delivery of the Exchange Units in the Exchange Offer, issue and deliver to the Initial Purchaser, in exchange (the “Private Exchange”) for the Units held by the Initial Purchaser, a like principal amount of units that are identical to the Exchange Units except for the existence of restrictions on transfer thereof under the Securities Act and securities laws of the several states of the United States (the “Private Exchange Units”) (and which underlying Notes (the “Private Exchange Notes”) are issued pursuant to the Indenture). The Issuers shall use commercially reasonable efforts to cause the Private Exchange Units to bear the same CUSIP number as the Exchange Units, solely with such differences as may be necessary to reflect restrictions on transfer applicable to the Private Exchange Units.

(g)	In connection with the Exchange Offer, the Issuers shall (and shall cause each Guarantor to):
(i)	mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal that is an exhibit to the Exchange Registration Statement, and any related documents;

(ii)	keep the Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law)

(iii)	utilize the services of a depository for the Exchange Offer with an address in the United States, which may be the Trustee or an affiliate thereof;

(iv)	permit Holders to withdraw tendered Registrable Units at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

(v)	otherwise comply in all material respects with all applicable laws.
(h)	As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Issuers shall (and shall cause each Guarantor to):
(i)	accept for exchange all Registrable Units validly tendered pursuant to the Exchange Offer or the Private Exchange, as the case may be, and not validly withdrawn;

(ii)	deliver to the Trustee for cancellation all Registrable Units so accepted for exchange; and

(iii)	cause the Trustee to authenticate and deliver promptly to each Holder tendering such Registrable Units and underlying Notes, Exchange Units and underlying Exchange Notes or Private Exchange Units and underlying Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.
(i)	The Exchange Notes and the Private Exchange Notes shall be issued under the Indenture, which will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture, that the Private Exchange Notes will be subject to the transfer restrictions set forth in the Indenture, and that the Exchange Notes, the Private Exchange Notes and the Notes, if any, will be deemed one class of security (subject to the provisions of the Indenture) and entitled to participate in all the security granted by the Issuers pursuant to the Collateral Documents and in any Guarantee (as such terms are defined in the Indenture) on an equal and ratable basis.

(j)	If: (i) prior to the consummation of the Exchange Offer, the Holders of a majority in aggregate principal amount of Registrable Units determines in its or their reasonable judgment and notify the Issuers in writing that the Exchange Units would not, upon receipt, be tradable by the Holders thereof without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable Blue Sky or state securities laws; (ii) applicable interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer on or prior to the Effectiveness Date; (iii) subsequent to the consummation of the Private Exchange, any Holder of Private Exchange Units so requests; (iv) the Exchange Offer is not consummated within 30 Business Days from the date on which the Exchange Registration Statement is declared effective; or (v) in the case of (A) any Holder not permitted by applicable law or SEC policy to participate in the Exchange Offer, (B) any Holder participating in the Exchange Offer that receives Exchange Units that may not be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of either of the Issuers within the meaning of the Securities Act) or (C) any broker-dealer that holds Units acquired directly from the Issuers or any of their respective affiliates and, in each such case contemplated by this clause (v), such Holder notifies the Issuers within three months of consummation of the Exchange Offer, then the Issuers shall promptly (and in any event within five Business Days) deliver to the Holders (or in the case of an occurrence of any event described in clause (v) of this Section 2(i), to any such Holder) and the Trustee notice thereof (the “Shelf Notice”) and shall file an Initial Shelf Registration pursuant to Section 3.
3.	Shelf Registration
     If a Shelf Notice is delivered pursuant to Section 2(j), then this Section 3 shall apply to all Registrable Units. Otherwise, upon consummation of the Exchange Offer in accordance with Section 2, the provisions of Section 3 shall apply solely with respect to (i) Units held by any Holder thereof not permitted to participate in the Exchange Offer, (ii) Units held by any broker-dealer that acquired such Units directly from the Issuers or any of their respective affiliates and (iii) Exchange Units that are not freely tradable as contemplated by Section 2(j)(v), provided in each case that the relevant Holder has duly notified the Issuers within three months of the Exchange Offer as required by Section 2(j)(v).
(a)	Initial Shelf Registration. The Issuers shall (and shall cause each Guarantor to) file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to

Rule 415 covering all of the Registrable Units (the “Initial Shelf Registration”). If the Issuers (and any Guarantor) have not yet filed an Exchange Registration Statement, the Issuers shall (and shall cause each Guarantor to) file with the SEC the Initial Shelf Registration on or prior to the Filing Date and shall use commercially reasonable efforts to cause such Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date. Otherwise, the Issuers shall (and shall cause each Guarantor to) use commercially reasonable efforts to file with the SEC the Initial Shelf Registration within 30 days of the delivery of the Shelf Notice and shall use commercially reasonable efforts to cause such Shelf Registration to be declared effective under the Securities Act as promptly as practicable thereafter (but in no event more than 120 days after delivery of the Shelf Notice). The Initial Shelf Registration shall be on an appropriate form permitting registration of such Registrable Units for resale by Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Issuers and Guarantors shall not permit any securities other than the Registrable Units to be included in any Shelf Registration without the consent of the Holders of a majority in aggregate principal amount of the Registrable Units to be covered by such Shelf Registration Statement. The Issuers shall (and shall cause each Guarantor to) use commercially reasonable efforts to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is one year from the date it is declared effective (subject to extension pursuant to the last paragraph of Section 5(w) (the “Effectiveness Period”), or such shorter period ending when (i) all Registrable Units covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration, (ii) a Subsequent Shelf Registration covering all of the Registrable Units covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration has been declared effective under the Securities Act or (iii) there cease to be any outstanding Registrable Units.
(b)	Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuers shall (and shall cause each Guarantor to) use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file (and cause each Guarantor to file) an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Registrable Units (a “Subsequent Shelf Registration”). If a Subsequent Shelf Registration is filed, the Issuers shall (and shall cause each Guarantor to) use commercially reasonable efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term “Shelf Registration” means the Initial Shelf Registration and any Subsequent Shelf Registrations.

(c)	Supplements and Amendments. The Issuers shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Units covered by such Shelf Registration or by any underwriter of such Registrable Units.

(d)	Provision of Information. No Holder of Registrable Units shall be entitled to include any of its Registrable Units in any Shelf Registration pursuant to this Agreement unless such Holder furnishes to the Issuers and the Trustee in writing, within 20 days after receipt of a written request therefor, such information as the Issuers and the Trustee after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration or Prospectus included therein, and no such Holder shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such Holder shall have provided such information.
4.	Additional Interest
(a)	The Issuers and the Guarantors agree to pay additional cash interest on the Notes (“Additional Interest”) under the circumstances and to the extent set forth below (each of which shall be given independent effect):
(i)	if neither the Exchange Registration Statement nor the Initial Shelf Registration has been filed on or prior to the Filing Date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the Filing Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

(ii)	if neither the Exchange Registration Statement nor the Initial Shelf Registration is declared effective on or prior to the Effectiveness Date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the Effectiveness Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

(iii)	if (A) the Issuers (and any Guarantor) have not exchanged Exchange Units for all Units validly tendered in accordance with the terms of the Exchange Offer on or prior to the date that is 30 Business Days after the Effectiveness Date, (B) the Exchange Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated, (C) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time prior to the end of the Effectiveness Period (other than such time as all Units have been disposed of thereunder) and is not declared effective again within 30 days, or (D) pending the announcement of a material corporate transaction, the Issuers issue a written notice pursuant to Section 5(e)(v) or (vi) that a Shelf Registration Statement or Exchange Registration Statement is unusable and the aggregate number of days in any 365-day period for which all such notices issued or required to be issued, have been, or were required to be, in effect exceeds 120 days in the aggregate or 60 days consecutively, in the case of a Shelf Registration statement, or 15 days in the aggregate in the case of an Exchange Registration Statement, then Additional Interest shall accrue on the Notes, over and above any stated interest, at a rate of 0.25% per annum of the principal amount of such Notes commencing on (w) the 31st Business Day after the Effectiveness Date, in the case of (A) above, or (x) the date the Exchange Registration Statement ceases to be effective without being declared effective again within 30 days, in the case of clause (B) above, or (y) the day such Shelf Registration ceases to be effective in the case of (C) above, or (z) the day the Exchange Registration Statement or Shelf Registration ceases to be usable in case of clause (D) above in excess of the number of days referenced thereunder, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;
provided, however, that the maximum Additional Interest rate on the Notes may not exceed at any one time in the aggregate 1.00% per annum; provided further, that Additional Interest shall not accrue at any particular time with respect to more than one of clauses (A), (B), (C) or (D) above; and provided further, that (1) upon the filing of the Exchange Registration Statement or Initial Shelf Registration (in the case of (i) above), (2) upon the effectiveness of the Exchange Registration Statement or Initial Shelf Registration (in the case of (ii) above), or (3) upon the exchange of Exchange Units for all Units tendered (in the case of (iii)(A) above), or upon the effectiveness of the Exchange Registration Statement that had ceased to remain effective (in the case of clause (iii)(B) above), or upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof) or upon the effectiveness of such Registration Statement or Exchange Registration Statement (in the case of clause (iii)(D) above), as the case may be, shall cease to accrue.

(b)	The Issuers shall notify the Trustee within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Any amounts of Additional Interest due pursuant to clause (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash, on the dates and in the manner provided in the Indenture and whether or not any cash interest would then be payable on such date, commencing with the first such semi-annual date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.
5.	Registration Procedures
     In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Issuers shall (and shall cause each Guarantor to) effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder, the Issuers shall (and shall cause each Guarantor to):
(a)	Prepare and file with the SEC on or prior to the Filing Date, the Exchange Registration Statement or if the Exchange Registration Statement is not filed because of the circumstances contemplated by Section 2(j), a Shelf Registration as prescribed by Section 3, and use commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, if (1) a Shelf Registration is filed pursuant to Section 3 or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Units during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto the Issuers shall (and shall cause each Guarantor to), if requested, furnish to and afford the Holders of the Registrable Units to be registered pursuant to such Shelf Registration Statement, each Participating Broker-Dealer, the managing underwriters, if any, and each of their respective counsel, a reasonable opportunity to review copies of all such documents (including, if requested, copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing). Each of the Issuers and Guarantors shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for the inclusion therein without the Holders being afforded an opportunity to review such documentation if the holders of a majority in aggregate principal amount of the Registrable Units covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, the managing underwriters, if any, or any of their respective counsel shall reasonably object in writing on a timely basis.

(b)	Provide an indenture trustee for the Registrable Notes, the Exchange Notes or the Private Exchange Notes, as the case may be (which indenture trustee may be in each case the same indenture trustee as the indenture trustee for the Notes), and cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, to effect such changes to such Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use commercially reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such Indenture to be so qualified in a timely manner.

(c)	Prepare and file with the SEC such pre-effective amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. None of the Issuers and the Guarantors shall, during the Applicable Period, voluntarily take any action that would result in selling Holders of the Registrable Units covered by a Registration Statement or Participating Broker-Dealers seeking to sell Exchange Units not being able to sell such Registrable Units or such Exchange Units during that period, unless such action is required by applicable law, rule or regulation or permitted by this Agreement.

(d)	Furnish to such selling Holders and Participating Broker-Dealers who so request in writing (i) upon the Issuers’ receipt, a copy of the order of the SEC declaring such Registration Statement and any post effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including, if requested, any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Issuers and each Guarantor pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act and each amendment and supplement thereto, and (iv) such other documents (including any amendments required to be filed pursuant to clause (c) of this Section), as any such Person may reasonably request in writing. The Issuers and the Guarantors hereby consent to the use of the Prospectus by each of the selling Holders of Registrable Units or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Units covered by, or the sale by Participating Broker-Dealers of the Exchange Units pursuant to, such Prospectus and any amendment or supplement thereto.

(e)	If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Units during the Applicable Period relating thereto, the Issuers shall notify in writing the selling Holders of Registrable Units , or each such Participating Broker-Dealer, as the case may be, the managing underwriters, if any, and each of their respective counsel promptly (but in any event within two Business Days) (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including, if requested, financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Units any material representation or warranty of any of the Issuers and Guarantors contained in any agreement (including any underwriting agreement) entered into pursuant to Section 5(n) hereof ceases to be true and correct, (iv) of the receipt by the Issuers or any Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Units or the Exchange Units to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition of any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement and the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (vi) of any reasonable determination by the Issuers or any Guarantor that a post-effective amendment to a Registration Statement would be appropriate and (vii) of any request by the SEC for amendments to the Registration Statement or supplements to the Prospectus or for additional information relating thereto.

(f)	Use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Units or the Exchange Units to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use commercially reasonable efforts to obtain the withdrawal of any such order at the earliest possible date.

(g)	If (A) a Shelf Registration is filed pursuant to Section 3, (B) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange

Units during the Applicable Period or (C) reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Units being sold in connection with an underwritten offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or any of their respective counsel reasonably request in writing to be included or made therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Issuers have received notification of the matters to be incorporated in such Prospectus supplements or post-effective amendment.

(h)	Prior to any public offering of Registrable Units or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Units during the Applicable Period, use commercially reasonable efforts to register or qualify, and to cooperate in all reasonable respects with the selling Holders of Registrable Units or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Units or Exchange Units , as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or any managing underwriter or underwriters, if any, reasonably request in writing; provided that where Exchange Units held by Participating Broker-Dealers or Registrable Units are offered other than through an underwritten offering, the Issuers and each Guarantor agree to cause its or their counsel to perform Blue Sky investigations and file any registrations and qualifications required to be filed pursuant to this Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Units held by Participating Broker-Dealers or the Registrable Units covered by the applicable Registration Statement; provided that none of the Issuers or Guarantors shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(i)	If (A) a Shelf Registration is filed pursuant to Section 3 or (B) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is requested to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Units during the Applicable Period, cooperate in all reasonable respects with the selling Holders of Registrable Units and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Units to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Registrable Units to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

(j)	Use commercially reasonable efforts to cause the Registrable Units covered by any Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter, if any, to consummate the disposition of such Registrable Units, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Issuers shall (and shall cause each Guarantor to) cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals; provided that none of the Issuers or Guarantors shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(k)	If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Units during the Applicable Period, upon the occurrence of any event contemplated by paragraph 6(e)(v) or 6(e)(vi) hereof, as promptly as practicable, prepare and file with the SEC, at the expense of the Issuers and the Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Units being sold thereunder or to the purchasers of the Exchange Units to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use commercially reasonable efforts to cause such post-effective amendment to be declared effective as soon as possible.

(l)	In connection with an Underwritten Offering, use commercially reasonable efforts to cause the Registrable Units covered by a Registration Statement to be rated with such appropriate rating agencies, if so requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Units covered by such Registration Statement or the managing underwriter or underwriters, if any.

(m)	Prior to the initial issuance of the Exchange Units, (i) provide the Trustee with one or more certificates for the Registrable Units in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Exchange Units.

(n)	If a Shelf Registration is filed pursuant to Section 3, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Units, as may be reasonably appropriate in the circumstances) and take all such other actions in connection therewith (including those reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Units being sold) in order to expedite or facilitate the registration or the disposition of such Registrable Units, and in connection with any underwriting agreement entered into in connection with an Underwritten Registration, (i) make such representations and warranties to the underwriters with respect to the business of the Issuers and their respective subsidiaries as then conducted, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in Underwritten Offerings of debt securities similar to the Units, as may be reasonably appropriate in the circumstances, and confirm the same if and when reasonably required; (ii) obtain an opinion of counsel to the Issuers and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters), addressed to each of the underwriters, if any, covering the matters customarily covered in opinions of counsel to the Issuers and the Guarantors requested in underwritten offerings of debt securities similar to the Units, as may be reasonably appropriate in the circumstances; (iii) obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Issuers and the Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of any of the Issuers or of any business acquired by any of the Issuers for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Units, as may be reasonably in the circumstances, and such other customary matters as reasonably requested in writing by the underwriters; and (iv) deliver such customary documents and certificates as may be reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Units being sold and the managing underwriters, to evidence the continued validity of the representations and warranties of any of the Issuers and their respective subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Issuers or any Guarantor.

(o)	If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Units during the Applicable Period, make available for inspection by each such Participating Broker-Dealer, any underwriter participating in any such disposition of Registrable Units, if any, and any attorney, accountant or other agent retained by any such Participating Broker-Dealer or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records and pertinent corporate documents of each of the Issuers and their respective subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of each of the Issuers and their respective subsidiaries to supply all information reasonably requested in writing by any such Inspector in connection with such Registration Statement. Each Inspector shall agree in writing that it will keep the Records confidential and not disclose any of the Records unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iv) disclosure of such information is, in the reasonable written opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder. Each Inspector will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it unless and until such is made generally available to the public. Each Inspector will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuers and, to the extent practicable, use commercially reasonable efforts to allow the Issuers, at their expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential. Each selling Holder of such Registrable Units and each such Participating Broker Dealer shall be bound by and obligated to comply with any confidentiality agreement entered into by any Inspector pursuant to this paragraph (o).

(p)	Comply with all applicable rules and regulations of the SEC and make generally available to Participating Broker-Dealers and underwriters, if any, with regard to any applicable Registration Statement earning statements satisfying the provisions of section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Units are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuers after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(q)	Upon consummation of an Exchange Offer or Private Exchange, obtain an opinion of counsel to the Issuers and the Guarantors, addressed to the Trustee, to the effect that (i) the Issuers and the Guarantors have duly authorized, executed and delivered the Exchange Units or the Private Exchange Units, as the case may be, (ii) the Exchange Units or the Private Exchange Units, as the case may be, constitute legal, valid and binding obligations of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with their respective terms, except as such enforcement may be subject to customary United States and foreign exceptions and (iii) all obligations of the Issuers and the Guarantors under the Exchange Units or the Private Exchange Units, as the case may be, and the Indenture are secured by Liens (as defined in the Indenture) on the assets securing the obligations of the Issuers and the Guarantors under the Notes, Indenture and Collateral Documents to the extent and as discussed in the Registration Statement. Such opinion shall be deemed to satisfy the requirements of this paragraph (q) if such opinion addresses such matters in a manner substantially consistent with the opinions relating to such matters rendered to the Trustee in connection with the initial issuance of the Notes.

(r)	Cooperate in all reasonable respects with each seller of Registrable Units covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Units and their respective counsel in connection with any filings required to be made with FINRA.

(s)	Use commercially reasonable efforts to cause all Units covered by a Registration Statement to be listed on each securities exchange, if any, on which the Units or Notes issued by the Issuers are then listed.

(t)	Use commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Registrable Units covered by a Registration Statement contemplated hereby.

(u)	The Issuers may require each seller of Registrable Units or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuers such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Units as the Issuers may, from time to time, reasonably request in writing. The Issuers may exclude from such registration the Registrable Units of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed 20 days, subject to Section 3(d)) after receiving such request. Each seller of Registrable Units or Participating Broker-Dealer as to which any registration is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished by such seller not materially misleading.

(v)	Each Holder of Registrable Units and each Participating Broker-Dealer agrees by acquisition of such Registrable Units or Exchange Units to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuers of the happening of any event of the kind described in Section 5(e)(ii), 5(e)(iv), 5(e)(v), or 5(e)(vi), such Holder will forthwith discontinue disposition of such Registrable Units covered by a Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Units pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the “Advice”) by the Issuers and the Guarantors that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Issuers and the Guarantors, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Issuers all copies, other than permanent file copies, then in such Holder’s or Participating Broker-Dealer’s possession, of the Prospectus covering such Registrable Units current at the time of the receipt of such notice. In the event the Issuers and the Guarantors shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or (y) the Advice.
6.	Registration Expenses
(a)	All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers and the Guarantors shall be borne by the Issuers and the Guarantors, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with any underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 5(h) hereof (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Units or Exchange Units and determination of the eligibility of the Registrable Units or Exchange Units for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Units , or (y) as provided in Section 5(h), in the case of Registrable Units or Exchange Units to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Units included in any Registration Statement or by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses incurred in connection with the performance of their obligations hereunder, (iv) fees and disbursements of counsel for the Issuers, the Guarantors and, subject to 7(b), the Holders, (v) fees and disbursements of all independent certified public accountants referred to in Section 5 (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) rating agency fees and the fees and expenses incurred in connection with the listing of the Units to be registered on any securities exchange, (vii) Securities Act liability insurance, if the Issuers and the Guarantors desire such insurance, (viii) fees and expenses of all other Persons retained by the Issuers and the Guarantors, (ix) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of FINRA, but only where the need for such a “qualified independent underwriter” arises due to a relationship with the Issuers and the Guarantors, provided, that such “qualified independent underwriter” or independent appraiser shall be reasonably acceptable to the Issuers, (x) internal expenses of the Issuers and the Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Issuers or the Guarantors performing legal or accounting duties), (xi) the expense of any annual audit, (xii) the fees and expenses of the Trustee and the Exchange Agent and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.
(b)	The Issuers and the Guarantors shall reimburse the Holders up to $25,000 for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Registrable Units to be included in any Registration Statement. The Issuers and the Guarantors shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Units or Private Exchange Units in exchange for the Units; provided that the Issuers shall not be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Unit or Private Exchange Unit in a name other than that of the Holder of the Note in respect of which such Exchange Unit or Private Exchange Unit is being issued. Notwithstanding the foregoing, the Holders of the Registrable Units being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Units and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above.
7.	Indemnification
(a)	Indemnification by the Issuers and the Guarantors. The Issuers and the Guarantors jointly and severally agree to indemnify and hold harmless each Holder of Registrable Units, Exchange Units or Private Exchange Units and each Participating Broker-Dealer selling Exchange Units during the Applicable Period, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Holder, Participating Broker-Dealer and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees as provided in this Section 7) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are solely based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Issuers and the Guarantors (or reviewed and approved in writing) by such Holder or Participating Broker-Dealer or their counsel expressly for use therein; provided, however, that the Issuers and the Guarantors will not be liable to any Indemnified Party (as defined below) under this Section 7 to the extent Losses were solely caused by an untrue statement or omission or alleged untrue statement or omission that was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto if (i) the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding, (ii) any such Losses resulted from an action, claim or suit by any Person who purchased Registrable Units or Exchange Units which are the subject thereof from such Indemnified Party and (iii) it is established in the related proceeding that such Indemnified Party failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Units or Exchange Units sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Issuers with Section 5 of this Agreement. The Issuers and the Guarantors also agree to indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 5 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders or the Participating Broker-Dealer.
(b)	Indemnification by Holder. In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Issuers and the Guarantors in writing such information as the Issuers and the Guarantors reasonably request for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall indemnify and hold harmless the Issuers , the Guarantors, their respective directors and officers and each Person, if any, who controls the Issuers and the Guarantors (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers and partners of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such losses are finally judicially determined by a court of competent jurisdiction in a final, unappealable order to have resulted from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information so furnished in writing by such Holder to the Issuers and the Guarantors expressly for use therein. Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than such Holder’s Maximum Contribution Amount (as defined below).

(c)	Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the “Indemnifying Party” or “Indemnifying Parties”, as applicable) in writing; provided, provided, that the failure to so notify the Indemnifying Parties shall not (i) relieve such Indemnifying Party from any obligation or liability unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to any other Indemnified Party.
     The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such proceeding, to assume, at its expense, the defense of any such proceeding, provided, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).
     No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto) and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.
(d)	Contribution. If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 7 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 7), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 7(a) or 7(b) was available to such party.
     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder’s Maximum Contribution Amount. A selling Holder’s “Maximum Contribution Amount” shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Units or Exchange Units over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of the Registrable Units held by each Holder hereunder and not joint. The obligations of the Issuers and the Guarantors to contribute pursuant to this Section 7(d) are joint and several.
     The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
8.	Underwritten Registrations of Registrable Units
     If any of the Registrable Units covered by any Shelf Registration is to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Units included in such offering; provided, however, that such investment banker or investment bankers and manager or managers must be reasonably acceptable to the Issuers.
     No Holder of Registrable Units may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Units on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
9.	Separation Event
     If a Separation Event occurs at any time prior to the consummation of the Exchange Offer of the Units pursuant to this Agreement, all terms and conditions set forth under this Agreement shall apply to each of the Bermuda Issuer Notes and U.S. Issuer Notes (as independent securities) and each of the defined terms “Bermuda Issuer Notes” and “U.S. Issuer Notes” shall replace “Units” where appropriate and applicable so that the Bermuda Issuer Notes and U.S. Issuer Notes shall have the same rights and obligations under this Agreement as the Units had under this Agreement prior to the occurrence of such Separation Event.
10.	Miscellaneous
(a)	Remedies. In the event of a breach by any of the Issuers or Guarantors of any of their respective obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchaser, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Issuers and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of the Issuers or Guarantors of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, each Issuer shall (and shall cause each Guarantor to) waive the defense that a remedy at law would be adequate.

(b)	No Inconsistent Agreements. None of the Issuers or the Guarantors has entered, as of the date hereof, and none of the Issuers or the Guarantors shall enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Units in this Agreement or otherwise conflicts with the provisions hereof. None of the Issuers or the Guarantors has entered, and will not enter into any agreement with respect to any of its securities that will grant to any Person piggyback rights with respect to a Registration Statement.

(c)	Adjustments Affecting Registrable Units. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Units as a class that would adversely affect the ability of the Holders to include such Registrable Units in a registration undertaken pursuant to this Agreement.

(d)	Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Units in circumstances that would adversely affect any Holders of Registrable Units; provided, however, that any amendment or supplement to or other modification of Section 7 and this Section 11(d) shall not be effective as to any Holder without the prior written consent of such Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Units whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Units may be given by Holders of at least a majority in aggregate principal amount of the Registrable Units being tendered or being sold by such Holders pursuant to such Registration Statement.

(e)	Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:
(i)	if to a Holder of Units or to any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Units, with a copy in like manner to the Initial Purchaser as follows:
Jefferies & Company, Inc.
520 Madison Avenue
New York, NY 10022
Attention: General Counsel
(ii)	if to the Initial Purchaser, at the address specified in Section 11(e)(1);

(iii)	if to the Issuers or any Guarantor, as follows:
111 Powdermill Road
Maynard, MA 01754
Attention: Robert Laufer
with a copy to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention: Glenn R. Pollner
     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the United States mail, postage prepaid, if mailed, one Business Day after being deposited in the United States mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.
     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.
(f)	Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Units.

(g)	Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW. THE ISSUERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPT FOR THEIR AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUERS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE ISSUERS IRREVOCABLY CONSENT, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUERS AT THEIR SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUERS IN ANY OTHER JURISDICTION.

(j)	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)	Units Held by any of the Issuers or their Respective Affiliates. Whenever the consent or approval of Holders of a specified percentage of Units is required hereunder, Units held by any of the Issuers or their respective affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l)	Third Party Beneficiaries. Holders and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

(m)	Entire Agreement. This Agreement, together with the Purchase Agreement, the Indenture and the Collateral Documents, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Purchaser on the one hand and the Issuers and the Guarantors on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.
[Signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STRATUS TECHNOLOGIES BERMUDA LTD.
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
	Title:	President

STRATUS TECHNOLOGIES, INC.
By:	/s/ Robert C. Laufer
	Name:	Robert C. Laufer
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

STRATUS TECHNOLOGIES BERMUDA HOLDINGS LTD.
By:	/s/ Robert C. Laufer
	Name:	Robert C. Laufer
	Title:	Vice President and Treasurer

SRA TECHNOLOGIES CYPRUS LIMITED
By:	/s/ Robert C. Laufer
	Name:	Robert C. Laufer
	Title:	President, Chief Financial Officer and Treasurer

STRATUS TECHNOLOGIES IRELAND LIMITED
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
	Title:	Director

Registration Rights Agreement

CEMPRUS TECHNOLOGIES, INC.
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
	Title:	President

CEMPRUS, LLC
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
	Title:	President

ACCEPTED AND AGREED TO:
JEFFERIES & COMPANY, INC.

By:
Name:
	Title:	Managing Director
Registration Rights Agreement

CEMPRUS LLC
By:
Name:
Title:

ACCEPTED AND AGREED TO:
JEFFERIES & COMPANY, INC.

By:	/s/ Kevin Lockhort
	Name:	Kevin Lockhort
	Title:	Managing Director

Registration Rights Agreement